Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 333-100718) of United Technologies Corporation of our report dated June 20, 2014 relating to the financial statements of the Hamilton Sundstrand de Puerto Rico Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
June 20, 2014

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